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                                                                     EXHIBIT 4.2

                              AGREEMENT OF MERGER


          This Agreement of Merger is entered into as of the ____ of April, 1998, between United PanAm Financial Corp., a California corporation (the "Surviving Corporation"), and United PanAm Financial Corp., a Delaware corporation (the "Merging Corporation").

                                    RECITALS

          WHEREAS, the stockholders of the Merging Corporation and the shareholder of the Surviving Corporation desire to merge the Merging Corporation with and into the Surviving Corporation (the "Merger"); and

          WHEREAS, the Boards of Directors of the Merging Corporation and the Surviving Corporation believe the Merger to be in the best interests of the respective corporations;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of the Merger, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER
                                   ----------

          At the Effective Time (as defined in Article IX hereof) of the Merger, the Merging Corporation shall be merged with and into the Surviving Corporation which shall thereupon be the surviving corporation, and the separate corporate existence of the Merging Corporation shall cease.

                                   ARTICLE II
                                      NAME
                                      ----
          The name of the surviving corporation shall be "United PanAm Financial Corp."
                                  ARTICLE III
                           ARTICLES OF INCORPORATION
                           -------------------------

          The Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall, at and after the Effective Time, continue to be the Articles of Incorporation of the surviving corporation.

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                                   ARTICLE IV
                                     BYLAWS
                                     ------

          The Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time shall, at and after the Effective Time, continue to be the Bylaws of the surviving corporation.

                                   ARTICLE V
                                   DIRECTORS
                                   ---------

          The directors of the Merging Corporation immediately prior to the Effective Time, shall, at and after the Effective Time, serve as the directors of the surviving corporation until its next annual meeting of shareholders or until such time as their successors have been elected and qualified.

                                   ARTICLE VI
                   RIGHTS AND DUTIES OF SURVIVING CORPORATION
                   ------------------------------------------

          At and after the Effective Time, all rights, privileges, powers and franchises and all property and assets of every kind and description of the Surviving Corporation and the Merging Corporation shall be vested in and be held and enjoyed by the surviving corporation, without further act or deed, and all the estates and interests of every kind of the Surviving Corporation and the Merging Corporation, including all debts due to any of them, shall be as effectively the property of the surviving corporation as, prior to the Effective Time, they were the property of the Surviving Corporation and the Merging Corporation, and the title to any real estate vested by deed or otherwise in either the Surviving Corporation or the Merging Corporation shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of the Surviving Corporation and the Merging Corporation shall be preserved unimpaired and all debts, liabilities and duties of the Surviving Corporation and the Merging Corporation shall be debts, liabilities and duties of the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

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                                  ARTICLE VII
                              CONVERSION OF SHARES
                              --------------------

          In and by virtue of the Merger and at the Effective Time, pursuant to this Merger Agreement, the shares of the Surviving Corporation's common stock (the "Surviving Corporation Stock") and the shares of the Merging Corporation's common stock (the "Merging Corporation Stock") outstanding at the Effective Time shall be converted as follows:

          (a) Effect on Surviving Corporation Stock  Each share of the Surviving
              -------------------------------------
Corporation Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and cease to be an issued and outstanding share of the Surviving Corporation.

          (b) Effect on Merging Corporation Stock  Each share of the Merging
              -----------------------------------
Corporation Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Surviving Corporation Stock.

                                  ARTICLE VII
                                 FURTHER ACTION
                                 --------------

          The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and shall take or cause to be taken all further or other action as they may deem necessary or desirable, in order to vest in and confirm to the Surviving Corporation title to and possession of all of Merging Corporation's property, rights, privileges, licenses, powers and franchises, and otherwise to carry out the intent and purposes of this Merger Agreement.

                                   ARTICLE IX
                                 EFFECTIVE TIME
                                 --------------

          The Merger shall become effective upon the filing, in accordance with
Section 1103 of the California General Corporation Law, of a copy of this Merger Agreement and all other requisite accompanying certificates in the office of the Secretary of State of the State of California (the "Secretary of State"). The date and time of such filing with the Secretary of State is referred to herein as to the "Effective Time."

                                   ARTICLE X
                             SUCCESSORS AND ASSIGNS
                             ----------------------

          This Merger Agreement shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Merger Agreement may not be assigned by any party hereto without the written consent of the other.

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                                   ARTICLE XI
                                 GOVERNING LAW
                                 -------------

          This Merger Agreement has been executed in the State of California, and the laws of the State of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

                                  ARTICLE XII
                                  TERMINATION
                                  -----------

          This Merger Agreement may, by the mutual consent and action of the respective Boards of Directors of the Surviving Corporation and the Merging Corporation, be abandoned at any time, but not later than the filing of this Merger Agreement with the Secretary of State of the State of California pursuant to Section 1103 of the California General Corporation Law.

          IN WITNESS WHEREOF, the Surviving Corporation and the Merging Corporation, pursuant to the approval and authority duly given by resolution of their respective Boards of Directors, have caused this Merger Agreement to be signed by their respective presidents and secretaries on the day and year first above written.


                              UNITED PANAM FINANCIAL CORP.,
                              a California corporation



                              By:_______________________________________
                                    Lawrence J. Grill, President



                              By: _______________________________________
                                    Lawrence J. Grill, Secretary



                      [Signatures continued on next page]

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                              UNITED PANAM FINANCIAL CORP.,
                              a Delaware corporation



                              By:_______________________________________
                                    Lawrence J. Grill, President



                              By: _______________________________________
                                    Lawrence J. Grill, Secretary

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